UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2014

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cubic Corporation (“Cubic”), and pursuant to the amended and restated bylaws of Cubic, the Board appointed Bradley H. Feldmann, Cubic’s President and Chief Operating Officer (“COO”), to fill a newly created seat on the Board, effective May 1, 2014, with an initial term expiring at the 2015 annual meeting of Cubic’s shareholders.  The Board also appointed Mr. Feldmann to the position of President and Chief Executive Officer (“CEO”) of Cubic, effective July 1, 2014.  The position of COO of Cubic will be eliminated, effective July 1, 2014.

Mr. Feldmann, age 52, is currently the President and COO of Cubic.  He was named to the position in January 2013.  Prior to that, he was President of the companies comprising the Cubic Defense Systems (“CDS”) segment, a role he assumed in 2008.  From 1989 to 1999, he held progressively responsible positions with CDS including Senior Vice President and COO.  From 1999 to 2000, Mr. Feldmann served as Senior Corporate Vice President and COO at Comptek Research Inc.  From 2000 to 2004, he served as Executive Corporate Vice President and President of ManTech International Information Technology Group.  From 2005 to 2006, Mr. Feldmann was President and CEO of U.S. Protect Corporation, and from 2006 to 2008, he served as COO of OMNIPLEX World Services Corporation.  Mr. Feldmann’s knowledge of Cubic and his experience in the defense and technology industries provide him with the background to be a very important member of the Board.

Mr. Feldmann’s existing compensation arrangements will remain the same, unless and until the Board or the Compensation Committee of the Board determines to change such arrangements.

There are no arrangements or understandings between Mr. Feldmann and any other person pursuant to which he was selected to serve on the Board or as CEO.  There are no transactions in which Cubic is a party and in which Mr. Feldmann has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

William W. Boyle, Cubic’s current CEO, will resign from such position, effective July 1, 2014, but will continue to serve as an employee of Cubic.  Mr. Boyle will also continue to serve as a director of Cubic, but he notified the Board on April 29, 2014 that he would not stand for re-election at the 2015 annual meeting of Cubic’s shareholders. Mr. Boyle’s decision to not stand for re-election did not result from any disagreement with Cubic concerning any matter relating to Cubic’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary